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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Insured California Tax-Free Advantage Municipal Fund filed with the Securities and Exchange Commission in the Pre-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-100323) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21212).

                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinios
October 24, 2002